Exhibit 99.3


                  INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 24th day of November, 1997, between PINNACLE FUND, an Indiana business trust (the "Fund") and Heartland Capital Management, Inc. (the "Adviser").

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund for the period and on the terms set forth in the Agreement. The Adviser hereby accepts such employment for the compensation herein provided and agrees to render the services and to assume the obligations herein set forth. The Adviser is engaged principally in the business of rendering investment supervisory services and is so registered under the Investment Advisers Act of 1940. The Adviser shall continuously provide such complete investment Advisory, statistical and research facilities as the Fund may require.

         2. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. However, one or more shareholders, officers, directors or employees of the Adviser may serve as trustees and/or officers of the Fund, but without compensation or reimbursement of expenses for such services from the Fund. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its declaration of Trust or any applicable statute or regulation, or to relieve or deprive the trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

         3. The Adviser, at its own expense and without reimbursement from the Fund, shall furnish office space, office facilities, and executive officers and executive expenses for managing the assets of the Fund. The Adviser shall also bear all sales and promotional expenses of the Fund. The Adviser shall not bear expenses incurred in complying with the laws regulating the issue or sale of securities. However, fees paid for attendance at meetings of the Fund's trustees to trustees of the Fund who are not interested persons of the Adviser, as defined in the Investment Company Act of 1940, as amended, or officers or employees of the Fund, shall be borne by the Fund. The Fund shall bear all other expenses of its operations, or shall reimburse the Adviser for such other expenses initially incurred by it, provided that the total expenses borne by the Fund, including the Adviser's fee but excluding all Federal, State and local taxes, interest and brokerage charges shall not in any year exceed 2% of the first $10,000,000 of average net assets, l 1/2% of the next $20,000,000 of average net assets and 1% of average net assets in excess of $30,000,000 of the Fund for such year, as determined by appraisals made as of the close of each business day of the year. The Adviser shall, on a quarterly basis, reimburse the Fund by offsetting against its monthly fee all expenses in excess of these amounts as prorated on an annual basis. The expenses of the Fund's operation borne by the Fund include, but are not limited to, the costs of preparing and printing its registration statements required under the Securities Act of 1933 and the Investment Company Act of 1940 (and amendments thereto), the expenses of registering its shares with the Securities and Exchange Commission and in the various states, the cost of prospectuses other than those given to prospective investors, the cost of stock certificates, reports to shareholders, interest charges, taxes, legal expenses, noninterested trustees' fees, salaries of administrative and clerical personnel, auditing and accounting services, fees and expenses of the custodian of the Fund's assets, printing and mailing expenses, postage, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and cost of keeping all necessary shareholder records and accounts.

         The Fund shall monitor its expense ratio on a regular basis. At such times as it appears that the expenses of the Fund will exceed the expense limitation established herein, the Fund shall create an account receivable from the Adviser for the amount of such excess. The Adviser is deemed indebted to the Fund as of the last day of each of the Fund's fiscal quarters and shall pay to the Fund the amount shown on such account receivable as provided above but not later than the last day of the first month following the end of the Fund's fiscal quarter.

         4. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser a monthly fee based on the average net asset value of the Fund, as determined by appraisals made as of the close of each business day. On an annual basis, the fee shall be .8 of one percent (1%) on the daily net assets of the Fund.

         5. The Adviser shall not take, and shall not permit any of its shareholders, officers, directors or employees to take long or short positions in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund neither the Adviser nor any officer, director or employee of the Adviser shall act as a principal or receive any commission other than its compensation provided for in paragraph 3 above.

         6. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as the services hereunder are not impaired thereby.

         7. The Adviser is not liable for any error of judgement or of law or of loss in connection with this agreement except to those resulting from willful misfeasance, bad faith or gross negligence.

         8. This Agreement may not be amended without the approval of the trustees of the Fund in the manner required by the Investment
Company Act of 1940, and by the vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940.

         9. If a portion of this contract is deemed invalid by law, all other contents of the contract shall remain valid.

         10. This Agreement may be terminated at any time without the payment of any penalty, by the trustees of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, upon giving sixty
(60) days' written notice to the Adviser. The Adviser is still entitled to fees for services rendered while the contract was in force. This Agreement may be terminated by the Adviser at any time upon the giving of-sixty (60) days' written notice to the Fund.
This Agreement shall terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940).
Until terminated as hereinbefore provided, this Agreement shall continue in effect so long as such continuance is specifically approved annually by (i) the trustees of the Fund or by a vote of a majority of the outstanding securities of the Fund, as defined in the Investment Company Act of 1940, and (ii) the trustees of the Fund in the manner required by the Investment Company Act of 1940, provided that any such approval may be made effective not more than sixty (60) days thereafter. This agreement shall be submitted for approval by a vote of a majority of the shareholders within 180 days of the date of effective registration of the Fund with the Securities and Exchange Commission.


                                  PINNACLE FUND





                                  By: /s/Thomas F. Maurath
                                     ------------------------
                                       Thomas F. Maurath, President


                                  HEARTLAND CAPITAL MANAGEMENT, INC.



                                  By: /s/Robert D. Markley
                                      ------------------------
                                       Robert D. Markley, Vice
                                       President